UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 616-0077
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement..

On February 22, 2011, Global Earth Energy, Inc. and Wins International Co., Ltd., a South Korean corporation, executed an Agreement for the Sale and Purchase of Coal.  The Agreement was the culmination of the Memorandum of Understanding executed between the parties on February 22, 2011, which was reported by the registrant in a Current Report filed with the Commission on February 22, 2011.

The material terms of the Agreement for the Sale and Purchase of Coal are as follows:

The registrant agrees to purchase from WINS, and WINS agrees to sell to the registrant, one million (1,000,000) tons of coal for a total of $100,000,000 USD, pursuant to the terms in the Agreement for the Sale and Purchase of Coal.

The “Coal” must meet the following specifications:

MAF/BTU:

12,000 Min.

% Ash:

8% Max.

% Sulfur:

1% Max.

FSI:

7 Min.

The coal shipped from coal mine site to include fines from coal.

The Commencement Date of the Agreement for the Sale and Purchase of Coal is February 23,2011, and shall continue through delivery of the 1,000,000 tons of Coal, as specified in Schedule A attached to the Agreement for the Sale and Purchase of Coal.

The price paid by the registrant to WINS for the coal shall be U.S. dollars and shall be for the term of the contract - $100.00 per ton, with the  delivery point being the WINS’ mine.

Unless sooner terminated as provided in the Agreement for the Sale and Purchase of Coal, the initial term of the agreement shall begin on the Commencement Date and shall continue at the registrant’s option thereafter for a period of three (3) years.  The registrant shall have the option to extend the term of the agreement for two additional 3-year terms (1,000,000 tons per year) at a Contract Price mutually agreed between the registrant and WINS.

The registrant and WINS may advance the Commencement Date to any mutually agreed date.

WINS shall invoice and the registrant shall unconditionally pay WINS the Contract Price for Coal shipments received hereunder, as follows:

(i).

For Coal shipments received from the first through the fifteenth day of each month, payment for such Coal will be made on or before the thirtieth day of the month in which the Coal was received.  If the thirtieth day is not a business day, then payment would be made on the next available business day.

(ii).

For Coal shipments received from the sixteenth through the that last day of the month, payment for such Coal will be made on or before the fifteenth day of the month following the month in which the Coal was received.  If the fifteenth day of the month is not a business day, then payment would be made on the next available business day.

WINS shall mine, process, and load for delivery, and The registrant shall accept, handle, re-direct, and transport to the The registrant’s facilities additional Coal in a volume mutually agreed between The registrant and WINS, at the Contract Price.

The Agreement for the Sale and Purchase of Coal shall not be subject to termination by either party until the initial term of the agreement is ended.  WINS shall have an unconditional obligation to deliver the minimum tonnage of Coal as specified in Schedule A attached to the Agreement for the Sale and Purchase of Coal.  The registrant shall have an unconditional obligation to received and pay for the Coal as it is delivered.

SCHEDULE A of the Agreement for the Sale and Purchase of Coal provides as follows:

WINS shall deliver to The registrant according to the following schedule:

(i).

20,000 tons on or before May 31, 2011

(ii).

40,000 tons on or before June 30, 2011

(iii).

60,000 tons on or before July 31, 2011

(iv).

95,000 tons on a continuous basis by the last calendar day of every month for the remaining term of the contract.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibits
10.1	Agreement for the Sale and Purchase of Coal dated February 22, 2011, between Global Earth Energy, Inc. and Wins International Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2011.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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